                                                                      EXHIBIT 21

                                  SUBSIDIARIES
                                       OF
                        INTERUNION FINANCIAL CORPORATION



      Name of Subsidiary                             Jurisdiction of
-----------------------------                   ------------------------
                                                      Incorporation
                                                ------------------------
Guardian Timing Services, Inc.                  Ontario, Canada

Bearhill Limited, Inc.                          British Virgin Islands

I & B, Inc.                                     State of Delaware

Credifinance Securities, Ltd.                   Ontario, Canada

Credifinance Capital, Inc.                      Ontario, Canada

Reeve, Mackay & Associates, Ltd.                Ontario, Canada


NOTE:  All subsidiaries do business under their official names.





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